SCHEDULE OF OMITTED
                                 LOAN AGREEMENT


The Company has also entered into an additional Loan Agreement which is substantially identical to the following Loan Agreement in all material respects except as to the company and amount. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.

              Company                                              Amount
-------------------------------------                      ---------------------

CAX La Casa Blanca, L.L.C.                                      $3,840,000.00

                                                       PPM  Loan No.: 99-0087-AZ


                                 LOAN AGREEMENT


                                 by and between


               JACKSON NATIONAL LIFE INSURANCE COMPANY, as Lender


                                       and


                     CAX RANCHO MIRAGE, L.L.C., as Borrower























                          Date: As of January 19, 2000

                                 LOAN AGREEMENT


         This Loan Agreement is made as of this 19th day of January, 2000, by and between CAX RANCHO MIRAGE, L.L.C., a Delaware limited liability company ("Borrower"), and JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation ("Lender").

                                    RECITALS

         A. Borrower is a Delaware limited liability company which has its principal place of business at 3410 South Galena Street, Suite 210, Denver, Colorado 80231. Its sole member and manager is Commercial Assets, Inc., a Delaware corporation. Borrower is the owner of certain real estate, known as Rancho Mirage Adult Mobile Home Park, located at 2400 East Baseline Road, Apache Junction, Pinal County, Arizona, consisting of approximately 60 acres, and legally described in Exhibit A hereto (the "Land"), which is improved with 312 pad spaces, including 310 double wide pad spaces, a clubhouse, lighted tennis courts, a swimming pool and a 9 hole "pitch and putt" golf course (the "Improvements").

         B. Borrower has applied to Lender for a loan (the "Loan") in the maximum amount of Six Million Two Hundred Seventy Thousand and No/100ths Dollars ($6,270,000.00) and Lender has agreed to make the Loan on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. The following terms as used herein shall have the following meanings:

                  Affiliated Party: (i) if Borrower or any Affiliated Party is a
         general or limited partnership, the general partners thereof and any person or entity directly or indirectly controlling any general partner thereof; (ii) if Borrower or any Affiliated Party is a joint venture, its joint venture partners and any person or entity directly or indirectly controlling any joint venture partner thereof; (iii) if Borrower is a corporation or limited liability company, any person or entity directly or indirectly controlling Borrower; and (iv) Indemnitor.

                  Agreement: This Loan Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  Application/Commitment: Collectively, the "Application" to PPM Finance, Inc. for the Loan dated September 2, 1999, and the acceptance thereof as a commitment dated October 21, 1999.

                  Appraisal: An appraisal prepared by a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal

         Standards Board of the Appraisal Foundation. The appraiser shall use assumptions and limiting conditions established by Lender, and the appraisal shall be in conformity with Lender's appraisal guidelines and the requirements of the Application/Commitment.

                  Building Laws: All federal, state and local laws, statutes, regulations, codes, ordinances, orders, rules and requirements applicable to the development, construction, use, operation, management and maintenance of the Project, including without limitation, all access, building, zoning, planning, subdivision, fire, traffic, safety, health, labor, discrimination, environmental, air quality, wetlands, shoreline, flood plain laws, regulations and ordinances, including, without limitation, all applicable requirements of the Fair Housing Act of 1988, as amended, the Americans with Disabilities Act of 1990, as amended, and all orders or decrees of any court adopted or enacted with respect thereto applicable to the Project, as any of the same may from time to time be amended, modified or supplemented.

                  Deed of Trust: The Deed of Trust, Mortgage, Security Deed, Deed to Secure Debt or similar instrument described in Section 2.2 of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  Default: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default (as such term is defined in Section 7.1 of this Agreement).

                  Default Rate: The default interest rate specified in the Note.

                  Environmental Indemnity Agreement: The Environmental Indemnity Agreement described in Section 2.2 of this Agreement, executed by Borrower and Indemnitor, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  ERISA: Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

                  Governmental Approvals: The meaning set forth in Section 4.11 of this Agreement.

                  Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

                  Improvements: The meaning set forth in Recital A of this Agreement.

                  Indemnification Agreement: The indemnification agreement described in Section 2.2 of this Agreement, executed by Indemnitor, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  Include or including:  Including but not limited to.

                  Indemnitor:  Commercial Assets, Inc.

                  Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time.

                  Knowledge: When used to modify a representation or warranty, actual knowledge or such knowledge as a reasonable person under the circumstances should have after diligent inquiry and investigation.

                  Land:  The land legally described in Exhibit A hereto.

                  Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, as any of the same may from time to time be amended, modified or supplemented.

                  Loan Documents: This Agreement, the Environmental Indemnity, the Indemnification Agreement, the Deed of Trust, the Note, the other documents and instruments listed in Section 2.2 of this Agreement, and all other documents and instruments given to Lender from time to time in connection with or to secure the Loan, as originally executed or as any of the same may be hereafter supplemented or amended from time to time, in writing.

                  Loan Maturity:  Maturity Date (as defined in the Note).

                  Loan Opening Date: The date of the initial disbursement of the Loan.

                  Mortgage: The mortgage, deed of trust, security deed, deed to secure debt or similar instrument described in Section 2.2 of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  Note: The mortgage note described in Section 2.2 of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

                  Permitted Exceptions: Those matters listed in Exhibit B hereto to which the interest of Borrower in the Real Property may be subject and any such other title exceptions, if any, as Lender, or its counsel, may approve in advance in writing.

                  Project: The Land together with the Improvements and any and all other buildings, structures and improvements located or to be located thereon and all rights, privileges, easements, hereditaments and appurtenances, thereunto relating or appertaining, including parking for at least 624 vehicles, but in any event parking in compliance with any applicable zoning ordinance and tenant leases, and all personal property, fixtures and equipment required or used (or to be used) for the operation thereof.

                  Real Property: That portion of the Project constituting real property.

                  Title Insurer: Transnation Title Insurance Company, or such other title insurance company licensed in the State of Arizona, as may be approved by Lender in connection with the Loan.

Defined terms may be used in the singular or the plural. When used in the singular preceded by "a", "an", or "any", such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

         2. TERMS OF LOAN AND DOCUMENTS.

         2.1 Agreement to Borrow and Lend. Subject to all of the terms, provisions and conditions set forth in this Agreement, Lender agrees to make and Borrower agrees to accept the Loan described in the Recitals of this Agreement. Borrower agrees to pay all indebtedness evidenced and secured by the Loan Documents in accordance with the terms thereof.

         2.2 Loan Documents. In consideration of Lender's entry into this Agreement and Lender's agreement to make the Loan, Borrower agrees that it will, in sufficient time for review by Lender and its counsel prior to the Loan Opening Date, execute and deliver or cause to be executed and delivered to Lender the following documents and instruments in form and substance acceptable to Lender:

                  (a) A mortgage note from Borrower payable to the order of Lender in the original principal amount of Six Million Two Hundred Seventy Thousand and No/100ths Dollars ($6,270,000.00).

                  (b) A first mortgage deed of trust, on Borrower's fee simple estate in the Project securing the Note, subject only to the Permitted Exceptions;

                  (c) An assignment to Lender of all rents, income, issues and profits of, and all leases, licenses, concessions and other similar agreements relating to or connected with the Project which shall be a present first priority absolute assignment of all present and future leases of all or any part of the Project, all guarantees thereof and all rents and other sums payable thereunder;

                  (d) A security agreement granting Lender a security interest in all personal property, tangible and intangible, owned or hereafter acquired by Borrower and relating to the Project, including bank accounts, accounts receivable, all escrow, impound or reserve accounts required in the Loan Documents, and other intangible property, which agreement may be combined with the Mortgage;

                  (e)  Uniform   Commercial   Code  financing   statements,   in
                  duplicate, executed by Borrower as debtor with respect to all of the personal property;

                  (f) An indemnity  agreement  with  respect to certain  matters
                  including    environmental   covenants   (the   "Environmental
                  Indemnity");

                  (g) An indemnity  agreement  with  respect to certain  matters
                  excluded  from  the   non-recourse   provisions  of  the  Loan
                  Documents, executed by Indemnitor;

                  (h) A borrower's affidavit containing certain warranties and representations by Borrower;

                  (i) A certificate regarding personal property containing certain warranties and representations by Borrower regarding the personal property included in the Project;

                  (j)     Any     other     documents     required     by    the
                  Application/Commitment; and

                  (k) Such other papers and documents as may be required by this Agreement or as Lender may reasonably require.

         2.3 Terms of the Loan. The Loan will bear interest for the period and at the rate or rates set forth in the Note, and be payable in accordance with the terms of the Note. The unpaid principal balance, all accrued and unpaid interest and all other sums due and payable under the Note or other Loan Documents, if not sooner paid, shall be paid in full at Loan Maturity.

         2.4 Prepayments. Borrower shall have no right to make prepayments of the Loan in whole or in part except in accordance with the terms of the Note.

         2.5 Conditions to Disbursement. Borrower agrees to perform and satisfy all conditions precedent to the disbursement of the Loan set forth in the Application/Commitment, including those set forth in Sections 2.4 (Third Party Reports) and 3 (The Closing) thereof.

         2.6 Sources and Uses. Borrower shall use the proceeds of the Loan solely for the purposes set forth in Exhibit C hereto. This sources and uses statement must be in substantial accordance with the sources and uses statement attached to the Application/Commitment.

         3. BORROWER'S COVENANTS. Borrower further covenants and agrees with Lender as follows:

         3.1 Escrow Deposits. (a) Unless specifically waived by a separate written agreement, Borrower shall deposit monthly with Lender a sum equal to one-twelfth (1/12th) of the amount estimated by Lender to be required to pay, at least thirty (30) days prior to their respective due dates, annual taxes, assessments, ground rent and insurance premiums for the Project (the "Escrow Account"). Lender shall not pay interest on or segregate the Escrow Account unless required to do so under applicable law. If Lender is required to segregate the Escrow Account, Borrower shall execute such documents as Lender, in its sole discretion, deems necessary to perfect its security interest in the Escrow Account. On the Loan Opening Date, Borrower shall make an initial deposit with Lender of a sum equal to one-twelfth (1/12th) of the estimated annual property taxes and assessments, a sum equal to one-twelfth (1/12th) of the annual ground rent, if applicable, and a sum equal to one-twelfth (1/12th) of the estimated annual insurance premiums, multiplied by the number of months elapsed in the respective billing periods. For example, if annual taxes and assessments are paid every six (6) months (in June and December) and the Loan Opening Date occurs in March, the initial tax impound would be four-twelfths (4/12ths) of the estimated annual property taxes and assessments; and

                  (b) The Escrow Account is hereby pledged as additional security for the Loan and shall be held to be irrevocably applied for the purposes for which made hereunder and shall not be subject to the direction or control of Borrower; provided, however, that neither Lender nor any depository holding such funds shall be liable for any failure to apply to the payment of taxes, assessments, ground rent or insurance premiums any amount so deposited unless (i) Borrower shall have requested Lender or said depository in writing to make application of such funds to the payment of the particular taxes, assessments, ground rent or insurance premiums as the case may be, accompanied by the bills therefor, (ii) there shall exist no Default or Event of Default hereunder or under any of the Loan Documents, (iii) there are sufficient funds in the Escrow Account to pay the particular taxes, assessments, ground rent or insurance premiums and (iv) following payment of such taxes, assessments, ground rent or insurance premiums, the Escrow Account will be "in balance" in the reasonable opinion of Lender.

         3.2 Payment of Taxes. Borrower shall pay all real estate taxes, assessments and charges of every kind upon the Project before the same become delinquent; provided, however, that Borrower shall have the right to pay any such tax, assessment or charge under protest or to otherwise contest any such tax, assessment or charge but only if (i) such contest has the effect of preventing the collection of such tax, assessment or charge so contested and also preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender in writing in advance of its intent to contest such tax, assessment or charge, and (iii) Borrower has deposited security in form and amount satisfactory to Lender, in its sole judgment, and increases the amount of such security so deposited promptly after Lender's request therefor. If Borrower shall fail to commence such contest or, having commenced such contest, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay the tax, assessment or charge so contested, Lender may at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable with such interest upon demand. Lender in making any payment hereby authorized relating to any tax, assessment or charge, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, charge, sale, forfeiture, tax lien or title or claim thereof.

         3.3  Maintenance  of Insurance.  (a) Insurance  Coverage  Requirements:
Borrower shall maintain the following insurance coverages, all in forms, with companies and in amounts satisfactory to Lender:

                  (i) All risk/open perils special form property insurance must be in force with limits of 100% replacement cost. Borrower agrees to furnish upon Lender's request evidence of replacement cost, without cost to Lender, such as is regularly and ordinarily obtained by insurance companies to determine such replacement cost. If a coinsurance clause is in effect, an agreed amount endorsement is required. Blanket policies must include limits by property location. The coverage shall insure the Real Property and all tangible personal property.

                  (ii) Broad form boiler and machinery coverage, including a form of business income, must be in force if any such item is located on or about the Real Property.

                  (iii) If available, flood insurance must be in force if the Real Property is located in a special flood hazard area according to the most current flood insurance rate map issued by the Federal Emergency Management Agency. The coverage shall include the Real Property and the tangible personal property.

                  (iv) A form of business income or rent loss coverage must be in force in the amount of one year's business income or rental income from the Property. Blanket policies must include limits by property location.

                  (v) Comprehensive/general liability coverage must be in force with a $3,000,000 combined single limit per occurrence with a minimum aggregate limit of $5,000,000. Umbrella/excess liability insurance may be used to satisfy this requirement. Liquor liability coverage must be in force if alcoholic beverages are or will be sold, served or given on the Real Property, either in the name of Borrower or in the name of the tenant which sells, serves or gives such alcoholic beverages.

                  (vi) Such additional coverages appropriate to the property type and site location as Lender may require. Additional coverages may include earthquake, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

         (b)   Insurance Procedures:

                  (i) How Lender Should Be Named. On all property policies and coverages (including coverage against loss of business or rental income), Lender must be named as "First Mortgagee" and "Lenders Loss Payee" under a standard mortgage clause. On all liability policies and coverages, including any liquor liability coverage maintained by any tenant, Lender must be named as an "Additional Insured." Lender should be referred to verbatim as follows: Jackson National Life Insurance Company and its successors, assigns and affiliates, as their interest may appear; c/o PPM Finance, Inc., 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606, or its Mortgage Correspondent.

                  (ii) Rating. The insurance carrier must be rated A, Class VII or better by Best's Rating Service, without regard to its parent's or any reinsurer's rating.

                  (iii) Deductible. The maximum deductible on all coverages and policies is $25,000.

                  (iv) Notices, Changes and Renewals. All policies must require the insurance carrier to give Lender a minimum of thirty (30) days notice in the event of modification, cancellation or non-renewal. Any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract must be reported to Lender immediately. Borrower must provide Lender with a paid insurance agent's receipt for all current coverages unless such bills are paid by Lender from proceeds on deposit in the Escrow Account established pursuant to Section 3.1. An original or certified copy of each policy is required on or prior to the Loan Opening Date and upon renewal. If no such copy is available, Lender will accept a binder for a period not to exceed 90 days. All binders, certificates of insurance, and original or certified copies of policies must name Borrower as a named insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.

                  (v) No Other Insurance. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Lender is included thereon under a standard, non-contributory Lender clause acceptable to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the original policy or policies of such insurance.

                  (c) Lender's Right to Obtain Insurance:  Notwithstanding  this
Section 3.3, in the Event of a Default under this Agreement or a Default under any of the other Loan Documents, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower hereunder, and use funds on deposit in the Escrow Account for the payment of insurance to pay for same. Any additional amounts expended therefor shall constitute additional disbursements of Loan proceeds (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

         3.4 Mechanics' Liens and Contest Thereof. Borrower will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Project and will promptly discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Insurer such security or indemnity as it may require to induce the Title Insurer to insure against all such claims, liens or proceedings; and provided further that Lender will not be required to make any further disbursements of the Loan proceeds unless (a) any mechanics' lien claims shown by any title insurance commitments or interim binders or certifications have been released or insured against by the Title Insurer or (b) Borrower shall have provided Lender with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion.

         3.5 Settlement of Mechanics' Lien Claims. If Borrower shall fail promptly to discharge any mechanics' lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 3.4 hereof, or, having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Insurer for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be promptly released, then, and in any such event, Lender may, at its election, but shall not be required to, (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts expended by Lender in doing so, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

         3.6 Maintenance, Repair and Restoration of Improvements. Borrower shall
(i) promptly repair, restore or rebuild any Improvements which may become damaged or be destroyed; and (ii) keep the Improvements in good condition and repair, without waste.

         3.7 Leases and Lease Reports. (i) Except in the ordinary course of business and in the exercise of sound business judgment, and at market rents, a schedule of which has been approved by Lender, and in accordance with the standard form of lease approved by Lender, Borrower shall not enter into, modify, amend, waive any material provision of, terminate or cancel any leases of space in the Project without the prior written consent of Lender, and (ii) annually, upon request or upon an Event of Default, Borrower shall deliver to Lender a report showing the status of the leasing of space in the Project certified by Borrower. Such report shall include information on the amount of space covered by any letters of intent, leases out for execution, and fully executed leases; the rental under each lease agreement or proposed lease agreement; the term of each lease agreement; and a summary of any terms which vary from the standard form of lease previously approved by Lender. Any new lease, modification, amendment, waiver of any material provision, termination or cancellation of any lease of space in the Project without the prior written consent of Lender shall be deemed by Lender, in its sole discretion, as an Event of Default. Notwithstanding the foregoing, Borrower shall have the right, without the prior written consent of Lender, to enter into a lease of a portion of the Project with a person or party not affiliated with Borrower provided that the lease is written with only minor modifications or clarifications of the lease form which has been approved by Lender.

         3.8 Compliance With Laws. Borrower shall promptly comply with all applicable Laws of any Governmental Authority having jurisdiction over Borrower or the Project, and shall take all actions necessary to bring the Project into compliance with all applicable Laws, including without limitation all Building Laws (whether now existing or hereafter enacted).

         3.9 Alterations. Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project (other than completion of tenant work required in accordance with leases entered into in accordance with the terms of this Agreement).

         3.10 Personal Property. (i) All of Borrower's personal property, fixtures, furnishings, furniture, attachments and equipment located on or used in connection with the Project, shall always be located at the Project and shall also be kept free and clear of all chattel mortgages, conditional vendor's liens and all other liens, encumbrances and security interests of any kind whatever,
(ii) Borrower will be the absolute owner of said personal property, fixtures, furnishings, furniture, attachments and equipment, and (iii) Borrower shall, from time to time, furnish Lender with evidence of such ownership satisfactory to Lender, including searches of applicable public records.

         3.11 Prohibition Against Cash Distributions and Application of Cash Flow. Borrower shall first apply all cash flow from the Project to pay Project expenses, including amounts due to Lender pursuant to the Loan Documents. No cash flow from the Project shall be distributed to any partners, principals, members or shareholders of Borrower or applied to the payment of any obligations, debts or expenses not related to the Project if an Event of Default has occurred or if there is a reasonable likelihood that such money will be necessary for the operation of the Project or the payment of principal and interest due in connection with the Loan within ninety (90) days following any contemplated cash flow distribution.

         3.12 Inspection by Lender. Borrower will cooperate (and will cause the managing agent to cooperate) with Lender in arranging for inspections of the Project from time to time by Lender and its agents and representatives.

         3.13 Furnishing Information. Borrower shall deliver or cause to be delivered to Lender annual and (if required) quarterly financial statements for Borrower and annual financial statements for Indemnitor as soon as available and in all events no later than one hundred twenty (120) days after the close of each fiscal year for annual statements and, if Lender required quarterly statements thirty (30) days after the close of each quarter. The annual and if (required) quarterly statements shall be certified as true and correct by an authorized financial officer of Borrower or Indemnitor, as the case may be. If a Default has occurred or Lender reasonably believes that previously provided financial statements are inaccurate, the annual statements shall be audited by certified public accountants acceptable to Lender. Borrower shall also furnish a current operating statement for the Project (including a rent roll if there are any leases of the Project or any part thereof), at the time it delivers its financial statements. Quarterly statements will not initially be required by Lender.
Additionally, Borrower and Indemnitor will:

                  (i) promptly supply Lender with such information concerning their respective affairs and property relating to the development and operation of the Project as Lender may hereafter request from time to time;

                  (ii) at any time during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project;

                  (iii) permit Lender to copy and make abstracts from any and all of such books and records;

                  (iv) immediately notify Lender if Borrower receives any actual notice, action or lien notice or otherwise becomes aware that the Project violates or is alleged to violate any Building Law, or of a condition or situation on the Property which will constitute violation of a Building Law (whether now existing or hereafter enacted). The notice to Lender shall describe with particularity the Building Law violation and the Borrower's plan to promptly correct the violation.

         3.14 Documents of Further Assurance. Borrower shall, from time to time, upon Lender's request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project, the liens granted by Borrower to Lender under the Mortgage and the collateral assignments and other security interests under the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.

         3.15 Furnishing Reports. Borrower shall provide Lender promptly after receipt with copies of all inspections, reports, test results and other information received by Borrower from time to time from its employees, agents, representatives, architects and engineers, which in any way relate to the Project, or any part thereof.

         3.16 Operation of Project and Zoning. As long as any portion of the Loan remains outstanding, the Project shall be operated in a first class manner as a manufactured housing community. Borrower shall fully and faithfully perform all of its covenants, agreements and obligations under each of the leases of space in the Project. Borrower shall not initiate or acquiesce in a zoning variation or reclassification without Lender's consent.

         3.17 Management Agents' and Brokers' Contracts. Borrower shall not enter into, modify, amend, waive any material provision of, terminate or cancel any management contracts for the Project without the prior written approval of Lender. If, in the ordinary course of business, Borrower shall enter into, modify, amend, waive any provision of, terminate or cancel any contracts or agreements (other than Management contracts) with agents or brokers, Borrower shall notify Lender within ten (10) days after such action.

         3.18 Furnishing Notices. Borrower shall deliver to Lender copies of all
material   notices   received   or  given  by   Borrower   (or  its   agents  or
representatives) in connection with the Project.

         3.19 Indemnification. Borrower shall indemnify, defend and hold Lender, and its officers, directors, employees, shareholders, advisers, and agents (collectively, "Indemnified Parties") harmless from and against all claims, injury, damage, loss, costs (including reasonable attorney fees and costs) and liability of any and every kind incurred by Indemnified Parties by reason of (i) the operation or maintenance of the Project or any construction at the Project;
(ii) the payment of any brokerage commissions or fees of any kind with respect to the Application/Commitment or the Loan, and for any reasonable legal fees or expenses incurred by Lender in connection with any claims for such commissions or fees; (iii) any other action or inaction by, or matter which is the responsibility of, Borrower (other than the payments due under the Note); and
(iv) the breach of any material representation or warranty or failure to fulfill any of Borrower's obligations under this Agreement or any other Loan Document (other than the payments due under the Note). The foregoing indemnity shall include the cost of all alterations, repairs and replacements to the Project

(including without limitation architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including reasonable attorney fees), incurred in connection with the Project being in violation of Building Laws and for the cost of collection of the sums due under this indemnity, whether or not Borrower is in possession of the Project. If Lender shall become the owner of or acquire an interest in or rights to the Project by foreclosure or deed in lieu of foreclosure of the Mortgage or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Project, unless Lender's own negligent acts or omissions cause what would otherwise be considered an indemnification obligation by Borrower and/or Indemnitor.

         3.20 Organization Documents. Without the prior written consent of Lender, Borrower shall not permit or suffer any amendment or modification of its member control agreement or operating agreement, and shall not permit or suffer the admission of any new member, except as permitted pursuant to Section 6.3.

         3.21 Publicity. During the term of the Loan, Lender may issue or publish releases or announcements stating that the financing for the Project is being provided by Lender to Borrower, and Borrower hereby consents thereto.

         3.22 Lender's Attorney Fees and Expenses. If at any time hereafter prior to repayment of the Loan in full, Lender employs counsel for advice or other representation (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted and, if such suit is filed or legal proceedings instituted, through all administrative, trial, and appellate levels) with respect to the Loan, the Project or any part thereof, this Agreement or any of the Loan Documents, including any proposed or actual restructuring of the Loan, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien on any of the Project, or to enforce any rights of Lender or any of Borrower's obligations hereunder or those of any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to Lender by or for the benefit of Borrower, or to analyze and respond to any request for consent or approval made by Borrower, then, in any such event, all of the reasonable attorney fees and expenses arising from such services, and all expenses, costs and charges relating thereto, shall bear interest from the date expended at the Default Rate and shall be paid by Borrower on demand, and if Borrower fails to pay such fees, costs and expenses payment thereof by Lender shall be deemed to constitute disbursement of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall constitute additional indebtedness of Borrower to Lender, payable on demand and secured by the Mortgage and other Loan Documents.

         3.23 Loan Expenses. Borrower agrees to pay all expenses of the Loan, including all amounts payable pursuant to Section 3.25 of this Agreement, and also including all recording charges, title insurance charges, costs of surveys, costs for certified copies of instruments, escrow charges, fees, expenses and charges of architectural/engineering consultants of Lender, fees and expenses of Lender's attorneys, and all costs and expenses incurred by Lender in connection with the determination of whether Borrower has performed the obligations undertaken by Borrower under this Agreement or has satisfied any conditions precedent to the obligations of Lender under this Agreement. All such expenses, charges, costs and fees shall be the Borrower's obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to Lender's wrongful failure to disburse hereunder. Any and all advances or payments made by Lender under this Agreement from time to time, or for fees of architectural and engineering consultants and attorney fees and expenses, if any, and all other Loan expenses shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note.

         3.24 Loan Fees. Borrower agrees to pay the loan fees ("Loan Fees") as are set forth in the Application/Commitment, subject to the terms and conditions set forth therein. Borrower shall pay all Loan Fees at the times set forth in the Application/Commitment and shall pay all expenses incurred by Lender at the Loan Opening Date and on demand at such subsequent times as Lender may determine including administrative fees and expenses in connection with any modification of any of the terms of the Loan. Lender may require the payment of such fees and expenses as a condition to the disbursement of the Loan.

         3.25 Additional Debt. The Lender will consent to a second mortgage on the Project securing a fixed-rate loan from a lender if the following conditions are met.

                  (A) Net operating income from the Project, as determined by the Lender at the time of the request, is at least
                           1.25 times total debt service on the Loan and the secondary financing;

                  (B) Under the note secured by the second mortgage, level monthly payments fully amortize principal on or before the maturity of that note;

                  (C) Combined principal balance under the notes evidencing both loans does not exceed the lesser of: i) 75% of the value of the Project at such times, as established by the Lender, based on its review of a then current MAI appraisal performed by an appraiser approved by the Lender, and ii) $8,662,500;

                  (D) The interest rate on the loan secured by the second mortgage reasonably reflects market rates for similar loans; and

                  (E)      The   documentation   of  the  second   mortgage   is
                           satisfactory to Lender. A formal subordination agreement satisfactory to the Lender in form and substance will be required. Lender will not agree to permit the second mortgagee to assume the Loan in the event of foreclosure of the second mortgage.

         4. REPRESENTATIONS AND WARRANTIES. To induce Lender to execute this Agreement and perform the obligations of Lender hereunder, Borrower hereby represents and warrants to Lender as follows:

         4.1 Title. On the Loan Opening Date and thereafter, Borrower will have good and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions.

         4.2 No Litigation. Except for claims fully covered by insurance, where the insurance company is defending such claims and such defense is not being provided under a reservation of rights, and except as disclosed in writing to Lender prior to the date hereof, there is no pending litigation or unsatisfied judgment entered of record against Borrower or the Project. No litigation or proceedings are pending, or to Borrower's knowledge are threatened, against any Affiliated Party (i) which might affect the validity or priority of the lien of the Mortgage, (ii) which might affect the ability of Borrower or any Indemnitor to perform their respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents, or (iii) which could materially affect the operations or financial condition of the Project, Borrower, or any Affiliated Party.

         4.3 Due Authorization. The execution and delivery of the Loan Documents and all other documents executed or delivered by or on behalf of Borrower and pertaining to the Loan have been duly authorized or approved by Borrower and, when executed and delivered by Borrower or when caused to be executed and delivered on behalf of Borrower, will constitute the legal, valid and binding obligations of the obligor thereon, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights, and the payment or performance thereof will be subject to no offsets, claims or defenses of any kind or nature whatsoever.

         4.4 Breach of Laws or Agreements. The execution, delivery and performance of this Agreement and the other Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which Borrower or any Indemnitor is a party or may be bound or affected, or a violation of any Law which may affect the Project, any part thereof, any interest therein, or the use thereof, or Borrower or any Indemnitor.

         4.5 Leases. Borrower and its agents have not entered into any leases or other arrangements for occupancy of space within the Project other than leases shown on the most recent rent roll furnished to Lender (the "Rent Roll") or entered into in accordance with the requirements of this Agreement. All leases disclosed on the Rent Roll are in full force and effect and to Borrower's knowledge, there are no existing defaults thereunder other than as disclosed in writing to Lender.

         4.6  Condemnation.  (i) No  condemnation of any portion of the Project,
(ii) no  condemnation  or relocation of any roadways  abutting the Project,  and
(iii) no denial of access to the Project from any point of access to the Project, has commenced or, to Borrower's knowledge, is contemplated by any Governmental Authority.

         4.7 Condition of Improvements. To the best of Borrower's knowledge, the foundations and structure of the Improvements are structurally sound and the various mechanical systems have adequate capacities and are in good working condition. The Improvements were built in substantial compliance with applicable plans and specifications furnished to the Lender's engineering consultant, and the Improvements are in full compliance with all applicable Building Laws. Certificates of occupancy with respect to the Improvements, and any other certificates which may be required to evidence compliance with building codes and permits and approval for full occupancy of the Improvements and all installations therein have been issued by all appropriate authorities. Borrower has no knowledge of required capital expenditures or deferred maintenance other than those that would be normally expected for a building of similar age and type. No notice of violation of any Building Law has been received.

         4.8 Information Correct. All financial statements furnished to Lender by Borrower or any Affiliated Party fairly present the financial condition of such persons or entities and were prepared in accordance with a method of preparation approved by Lender, consistently applied, and all other information previously furnished by Borrower or any Affiliated Party to Lender in connection with the Loan are true, complete and correct in all respects except as otherwise disclosed to Lender in writing and do not fail to state any material fact necessary to make the statements made not misleading. Neither Borrower nor Indemnitor has misstated or failed to disclose to Lender any material fact relating to: (i) the condition, use or operation of the Project, (ii) the status or any material condition of any tenant or lease at the Project known to it,
(iii) Borrower, (iv) any Indemnitor, or (v) the litigation disclosure provided by Borrower and Indemnitor, except as disclosed in writing to Lender prior to the date hereof.

         4.9 Material Adverse Change. No material adverse change in the operations or financial condition of Borrower or Indemnitor has occurred since the respective effective dates of their financial statements previously submitted to Lender, and no material adverse change in the condition (physical or otherwise) of the Project has occurred since the date of the Application/Commitment.

         4.10 Solvency. Neither Borrower, nor, if Borrower is a partnership, any general partner of Borrower nor any Indemnitor is (a) currently insolvent on a balance sheet basis, or (b) currently unable to pay its debts as they come due; and no bankruptcy or receivership proceedings are contemplated or pending as to any of them.

         4.11 Zoning. The use of the Project (including contemplated accessory uses) does not violate (i) any Law (including subdivision, zoning, building, environmental protection and wetlands protection Laws), or (ii) any restrictions of record, or any agreement affecting the Project or any part thereof. Without limiting the generality of the foregoing, all consents, licenses and permits and all other authorizations or approvals (collectively, "Governmental Approvals") relating to the use and operation of the Project have been complied with.

         4.12 Utilities. The Project has adequate water, gas and electrical supply, facilities, other required public utilities, fire and police protection, and means of appropriate access between the Project and public highways.

         4.13 Brokerage Fees. No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder other than fees payable to Holliday Fenoglio Fowler, L.P., which fees shall be paid by Borrower.

         4.14 Encroachments. Unless otherwise disclosed by the survey required by Lender, no building or other improvement in the Project encroaches upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower has knowledge with respect to the Project).

         4.15 Separate Parcel. The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

         4.16 ERISA. The assets of Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code. The transactions contemplated by this Agreement by or with Borrower are not in violation of state statutes regulating investments of and fiduciary obligations with respect to "governmental plans", as defined in Section 3(32) of ERISA.

         4.17 No Default. No Default or Event of Default has occurred and is continuing.

         4.18 Trade Name; Principal Place of Business. Borrower uses no trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated on page 1 hereof.

         4.19 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

         4.20 RICO. Borrower has not been charged with nor, to its knowledge, is it under investigation for, possible violations of the Racketeer Influenced and Corrupt Organizations Act, the Continuing Criminal Enterprise Act, the

Controlled Substance Act of 1978, or similar laws providing for the possible forfeiture of any of its respective assets or properties.

         4.21 No Casualty. No part of the Project has been damaged by fire or other casualty except as disclosed in writing to Lender.

         4.22 Truth of Recitals. All statements set forth in the Recitals are true and correct.

         5. CASUALTY AND CONDEMNATION.

         5.1 Lender's Election to Apply Insurance and Condemnation Proceeds to Indebtedness. In the event of any loss or damage to any portion of the Project due to fire or other casualty, or any taking of any portion of the Project by condemnation or under power of eminent domain, Lender shall have the right, but not the obligation, to settle insurance claims and condemnation claims or awards for more than $100,000.00 and if Lender elects not to settle such claim or award then Borrower shall settle such claim or award and such settlement or award shall be subject to Lender's prior written approval. Borrower shall have the right to settle claims or awards for $100,000.00 or less, provided that Lender shall have the right to settle any claim or award that Borrower has not settled on or before one hundred twenty (120) days after the date of such loss or prior to the date of such taking. If (i) no Default exists under the this Agreement, the Note or the other Loan Documents; (ii) no more than one payment default has occurred during the preceding twelve months; (iii) no non-monetary default has occurred that has been noticed and remained uncured beyond the applicable cure period; (iv) the proceeds received by Lender, together with any additional funds deposited with Lender by Borrower, are sufficient, in Lender's discretion, either to restore the Project to its condition before the casualty or to remedy the condemnation; (v) the Loan-to-value ratio of the Project on completion of the restoration will be 65% or less, as determined by an Appraisal (unless the amount of proceeds is less than 3% of the original Loan amount); (vi) Borrower complies with all conditions set forth in Section 5.2 of this Agreement, Borrower shall be entitled to use the insurance or condemnation proceeds to rebuild the Project or to remedy the effect of the condemnation, as the case may be. The Appraisal required pursuant to the foregoing provision shall be at Borrower's expense and Borrower is required to provide proof of such payment to Lender and Lender's Mortgage Correspondent. In all other cases, Lender shall have the right (but not the obligation) to collect, retain and apply to the indebtedness of Borrower under this Agreement and the other Loan Documents all insurance and condemnation proceeds (after deduction of all expense of collection and settlement, including attorney and adjusters' fees and expenses), and if such proceeds are insufficient to pay such amount in full, to declare the balance remaining unpaid on the Note and Mortgage to be due and payable forthwith and to avail itself of any of the remedies afforded thereby as in the case of any default beyond applicable cure periods thereunder. Any proceeds remaining after application to the indebtedness of Borrower under this Agreement and the other Loan Documents shall be paid by Lender to Borrower or the party then entitled thereto.

         5.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor. If Lender does not elect to or is not entitled to apply fire or casualty insurance proceeds to the indebtedness, as provided under Section 5.1 of this Agreement, Lender shall have the right (but not the obligation) to settle, collect and retain such proceeds, and after deduction of all expenses of collection and settlement, including attorney and adjusters' fees and expenses, to release the same to Borrower periodically provided that Borrower shall:

                  (a) Expeditiously repair and restore all damage to the portion of the Project in question resulting from such fire or other casualty, including completion of the construction if such fire or other casualty shall have occurred prior to completion, so that the Project will be completed in accordance with the plans and specifications therefor; and

                  (b) If the proceeds of fire or casualty insurance (and the undisbursed available Loan proceeds for construction) are, in Lender's sole judgment, insufficient to complete the repair and restoration of the buildings, structures and other improvements constituting the Project, then Borrower shall promptly deposit with Lender the amount of such deficiency.

         Any request by Borrower for a disbursement by Lender of fire or casualty insurance proceeds and funds deposited by Borrower pursuant to this
Section 5.2 and the  disbursement  thereof shall be conditioned  upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable in connection with construction loans made by institutional lenders for projects similar to the Project, including approval of plans and specifications, submittal of evidence of completion, updated title insurance, lien waivers, and other customary safeguards.

         6. ASSIGNMENTS.

         6.1 Lender's Right to Assign. Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder, including the Note, Mortgage, and any other Loan Documents. Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Borrower agrees that Lender shall have the right to sell participations in the Loan or to include the Note in a securitized pool of indebtedness without the consent of Borrower.

         6.2 Prohibition of Assignments by Borrower. Borrower shall not assign or attempt to assign its rights under this Agreement. Borrower will not suffer or permit any of its interest or rights in the Project to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Note and/or secured by the Mortgage and other Loan Documents have been repaid in full.

         6.3 Transfers of Interests in Borrower . For estate-planning purposes only, Borrower, or any partner, member or shareholder of Borrower shall be permitted to make a sale, conveyance, transfer or other vesting of any direct or indirect interest in Borrower (other than a general partnership interest in Borrower if Borrower is a partnership) up to an aggregate, over the term of the Loan, of twenty-five (25%) percent of the total interests in Borrower, without the prior consent of Lender, provided that any such sale, conveyance, transfer or other vesting does not change the direct or indirect control or management of Borrower. Copies of any and all documents evidencing any such sale, conveyance, transfer or other vesting must be provided to Lender within fifteen (15) days after the occurrence of said action including, without limitation, a statement detailing the action and a listing of reallocations and percentages of ownership interest in Borrower. Notwithstanding the foregoing, any sale, conveyance, transfer or other vesting of any direct or indirect interest in Borrower, other than the above said 25% aggregate amount, or for purposes other than estate-planning, or any change of direct or indirect control or management of Borrower or any encumbrance of or granting of any security interest in Project or Borrower, if such event occurs without Lender's written consent (which Lender may withhold at its sole discretion), shall constitute an event of default under the Loan Documents. Borrower shall pay Lender's out-of-pocket expenses incurred in connection with the review of any sale, conveyance, transfer or other vesting pursuant to this Section 6.3 and pursuant to Section 6.2 hereof.

         6.4 Successors and Assigns Subject to the foregoing restrictions on transfer and assignment contained in this Section 6, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

         6.5 One Time Transfer Right Notwithstanding the foregoing, Lender shall consent to a one-time transfer of the Project to a purchaser, if the Loan is not in default and if Lender approves of the proposed buyer's ownership structure, financial strength, creditworthiness and management capabilities. The transferee and its principals must assume all of Borrower's liabilities and obligations under the terms of the Loan Documents including those liabilities and obligations listed in Section 9.18, clauses (i) through (xii). Borrower and Indemnitor shall not remain liable for any liabilities and obligations described in the Loan Documents and at Section 9.18, clauses (i) through (xii) of the Loan first occurring after such transfer; however, Borrower and Indemnitor shall remain liable for any liabilities and obligations in the Loan Documents and at
Section 9.18 clauses (i) through (xii) first occurring prior to such transfer. Such a transfer will be conditioned on the payment of an assumption fee of one percent (1%) of the then outstanding principal balance. Lender shall not be obligated to entertain any request from a proposed buyer for the modification of the Loan Documents.

         7. EVENTS OF DEFAULT.

         7.1 The occurrence of any one or more of the following shall constitute an "Event of Default," as such term is used herein:

                  (a) If Borrower  fails to pay principal or interest  under the
         Note when due and fails to cure such default within ten (10) days after written notice thereof from Lender provided; however, Lender's obligation to provide written notice of monetary default shall be limited to not more than two times during any consecutive twelve (12) month period;

                  (b) If Borrower defaults in the performance of any of its other covenants, agreements and obligations under this Agreement involving the payment of money;

                  (c) If Borrower defaults in the performance of any of its non-monetary covenants, agreements and obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof from Lender provided, however, that if such default is reasonably susceptible of cure, but cannot be cured within such thirty
         (30) day period, then so long as Borrower promptly commences cure and thereafter diligently pursues such cure to completion, the cure period shall be extended for an additional sixty (60) days, within which Borrower may complete such cure;

                  (d) If at any time or times hereafter any representation or warranty (including the representations and warranties of Borrower set forth in any Loan Document), statement, report or certificate furnished to Lender in connection with the Loan is not true and correct in any material respect;

                  (e) If any petition is filed by or against Borrower or any Affiliated Party under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing (and, in the case of involuntary proceedings, failure to cause the same to be vacated, stayed or set aside within thirty (30) days after filing);

                  (f)  If  any  assignment,   pledge,   encumbrance,   transfer,
         hypothecation or other disposition is made in violation of Section 6.2 or Section 6.3 of this Agreement;

                  (g) If Borrower, any general partner of Borrower or any Guarantor or Indemnitor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which the maximum liability of Borrower or such general partner, Guarantor or Indemnitor does not exceed 25% of their respective assets) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto; or

                  (h) If a default occurs under any of the Loan Documents and continues beyond the applicable grace period, if any, contained therein.

         8. REMEDIES.

         8.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, including without limitation the filing, by Borrower, of a voluntary petition under Chapter 11 of the Bankruptcy Code, Lender shall have the right (but not the obligation) to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

                  (a)      Declare the Note to be immediately due and payable;

                  (b) Use and apply any monies deposited by Borrower with Lender, including amounts in the Escrow Account, regardless of the purpose for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

                  (c) Exercise or pursue any other right or remedy permitted under this Agreement or any of the Loan Documents or conferred upon or available to Lender at law or in equity or otherwise.

         8.2 Non-Waiver of Remedies. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Agreement.

         8.3 Cash Collateral Account. Upon the occurrence of an Event of Default, Borrower shall deposit all revenues from the operation of the Project into an account held by and pledged to Lender ("Cash Collateral Account"). Lender shall not pay interest on any amounts held on deposit in the Cash Collateral Account, unless required to do so under applicable law. Borrower shall execute such documents as Lender, in its sole discretion, deems necessary to perfect its interest in the Cash Collateral Account.

         9. GENERAL PROVISIONS

         9.1 Captions. The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

         9.2 Merger. This Agreement, the Application/Commitment and the Loan Documents and instruments delivered in connection herewith, as may be amended from time to time in writing, constitute the entire agreement of the parties with respect to the Project and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. If there are any inconsistencies between the Application/Commitment and this Agreement or the Loan Documents, the terms contained in this Agreement and the other Loan Documents shall prevail. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.

         9.3 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier (effective the business day following delivery to such courier) or if mailed (effective two business days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

         If to Borrower:

                           CAX Rancho Mirage, L.L.C.
                           3410 South Galena Street, Suite 210
                           Denver, Colorado 80231

         with a copy to:

                           Joseph W. Gaynor, P.A.
                           2637 McCormick Drive
                           Clearwater, Florida 33758
                           Attn: Joseph W. Gaynor, Esq.

         If to Lender:

                           Jackson National Life Insurance Company
                           c/o PPM Finance, Inc.
                           225 West Wacker Drive, Suite 1200
                           Chicago, Illinois 60606
                           Attn:  Manager of Commercial Mortgage Servicing

         with a copy to:

                           Morrison & Hecker L.L.P.
                           2800 North Central Avenue
                           Suite 1600
                           Phoenix, Arizona  85004
                           Attn:  Lawrence C. Petrowski, Esq.

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notices given in any other fashion shall be deemed effective only upon receipt.

         9.4 Modification; Waiver. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. Lender reserves the right to charge an administrative fee for any such modification, waiver, amendment, discharge, or change of this Agreement.

         9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF ARIZONA.

         9.6 Acquiescence Not to Constitute Waiver of Lender's Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender.

         9.7 Disclaimer by Lender. (a)This Agreement is made for the sole benefit of Borrower and Lender (and Lender's successors and assigns and participants, if any), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable for any debts or claims accruing in favor of any third parties against Borrower or others or against the Project. Borrower is not and shall not be an agent of Lender for any purposes. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purposes. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.

                  (b) Any review, investigation or inspection conducted by Lender, any architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to the disbursement of the Loan, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the truth of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect, or constitute a waiver by Lender of, (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon, or (ii) Lender's reliance upon any certifications required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

                  (c)  By  accepting  or  approving   anything  required  to  be
observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

         9.8 Right of Lender to Make Advances to Cure Borrower's Defaults. If Borrower shall fail to perform in a timely fashion any of Borrower's covenants, agreements or obligations contained in this Agreement or the Loan Documents, Lender may (but shall not be required to) perform any of such covenants, agreements and obligations. Any funds advanced by Lender in the exercise of its judgment that the same are needed to protect its security for the Loan are deemed to be obligatory advances hereunder and any amounts expended (whether by disbursement of undisbursed Loan proceeds or otherwise) by Lender in so doing, shall constitute additional indebtedness evidenced and secured by the Note, the Mortgage and the other Loan Documents, shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

         9.9 Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

         9.10 Time Is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

         9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.12 Waiver of Consequential Damages. In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement, or any of the Loan Documents, and Borrower for itself and all Affiliated Parties hereby waives all claims for consequential damages.

         9.13 Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of, or reasonably should have had knowledge of, the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. If it is determined in any proceedings that Lender has improperly failed to grant its consent or approval, where such consent or approval is required by this Agreement or any other Loan Documents, Borrower's sole remedy shall be to obtain declaratory relief determining such withholding to have been improper, and for itself and all Affiliated Parties, Borrower hereby waives all claims for damages or set-off against Lender resulting from any withholding of consent or approval by Lender.

         9.14 Jurisdiction and Venue. With respect to any suit, action or proceedings relating to this Agreement, the Project, or any of the other Loan Documents ("Proceedings") each party irrevocably (i) submits to the non-exclusive jurisdiction of (A) the state and federal courts located in the State where the Project is located, (B) the federal court for the Northern District of Illinois and (C) the Circuit Court of Cook County, Illinois, and
(ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement shall preclude either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

         9.15 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal Laws. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable Law, and if such court declaress such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.

         9.16 Incorporation of Recitals. The Recitals set forth herein and the Exhibits attached hereto are incorporated herein and expressly made a part hereof.

         9.17 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9.18 The Loan shall be non-recourse to the Borrower. Notwithstanding the foregoing, Borrower and, if Borrower is a partnership, its general partner(s), shall be liable for and shall indemnify and defend Lender against, and hold Lender harmless from and against Lender's costs, expenses (including reasonable attorney fees), losses and damages caused by or related to any of the following "Recourse Events" committed, permitted or omitted by Borrower, its agents, employees and/or contractors: (i) waste to or of the Project or a failure to maintain the Project as a first-class manufactured housing community;
(ii) fraud or material misrepresentation by Borrower; (iii) failure to pay, or to make sufficient payments into the Escrow Account pursuant to Section 3.1 hereof to pay, insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds; (v) failure while in monetary default to pay to Lender all rents, income and profits of and from the Project, net of reasonable and customary operating expenses;
(vi) breach of, or failure to perform under the environmental warranties, representations, covenants or indemnifications described in the Environmental Indemnity Agreement; (vii) destruction or removal of fixtures or personal property securing the Loan from the Project, unless replaced by items of equal value; (viii) failure of the Project to comply with the Americans with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar Building Laws after any Governmental Authority has notified Borrower, its agents, employees and/or contractors of such non-compliance; (ix) failure to pay to Lender any rent, income or profits which have been prepaid more than 30 days in advance if such advance payments exceed 10% of the total annual rental income; (x) willful or grossly negligent violation of applicable law; and (xi) failure of Borrower to pay all amounts payable under the Note in full, together with reasonable attorney fees, if Borrower transfers or encumbers the Project in contravention of the Loan Documents, or (xii) if Borrower files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to the Project to Lender by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise.

         Nothing contained herein shall be construed to prevent Lender from exercising any remedy allowed by Law or by the terms of this Agreement or any other Loan Document which does not result in an obligation by Borrower or, if Borrower is a general partnership, any of its general partners, to pay money.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first set forth above.

                                    BORROWER:

                                    CAX RANCHO MIRAGE, L.L.C.,
                                    a Delaware limited liability company

                                    By:  Commercial Assets, Inc.,
                                         a Delaware corporation, its Sole Member

                                         By:   /s/David M. Becker
                                               -----------------------------
                                               David M. Becker
                                               Chief Financial Officer


                                     LENDER:

                                     JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation

                                     By:  PPM Finance, Inc., it authorized agent


                                          By:      /s/ David M. Zachar
                                                -----------------------------
                                          Print Name:  David M. Zachar
                                          Its:  Executive Vice President